UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

MAYFLOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-52477	20-8448499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30 South Main Street, Middleboro, Massachusetts 02346

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (508) 947-4343

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Mayflower Bancorp, Inc. (the “Company”) completed its merger (the “Merger”) with and into Independent Bank Corp. (“Independent”), effective as of 11:59 p.m. on November 15, 2013 (the “Effective Time”), pursuant to an Agreement and Plan of Merger, dated as of May 14, 2013, by and among Independent and the Company (the “Merger Agreement”). As a result of the consummation of the transactions contemplated by the Merger Agreement, as of the Effective Time, the Company’s separate corporate existence ceased and Independent continued as the surviving corporation. As of the Effective Time, each common share of the Company outstanding immediately prior to the Effective Time was converted into and became exchangeable for the right to receive either (i) $17.50 in cash or (ii) 0.565 shares of Independent common stock (provided, however, that cash will be issued in lieu of fractional shares) (the “Merger Consideration”). Under the Merger Agreement 30% of the shares of the Company’s common stock outstanding immediately prior to the effective time of the merger will be exchanged for cash, and 70% of such outstanding shares of the Company’s common stock will be exchanged for shares of Independent common stock.

Additional information and details of the Merger Agreement were previously disclosed in the Company’s proxy statement filed by Independent with the Securities and Exchange Commission (“SEC”) on August 9, 2013 (SEC File No. 333-189899) (the “Proxy Statement”). Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement which is included as Appendix A in the Proxy Statement and is incorporated by reference herein.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

In connection with the consummation of the Merger, November 15, 2013, the Company notified the NASDAQ Stock Market (“NASDAQ”) that, as of the Effective Time, the Company would be merged with and into Independent and each common share of the Company outstanding immediately prior to the Effective Time (other than those exchanged for cash in accordance with the Merger Agreement) would be converted into and become exchangeable for the Merger Consideration and requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on the NASDAQ Global Market.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

As of the Effective Time, holders of the Company’s common shares ceased to have any rights as shareholders of the Company and were entitled only to receive the Merger Consideration.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Independent completed its acquisition of the Company in accordance with the Merger Agreement effective as of the Effective Time.

As previously disclosed, on May 14, 2013 the Company entered into the Merger Agreement. On September 20, 2013, the Merger Agreement was approved by the Company’s shareholders at an annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYFLOWER BANCORP, INC.
(Registrant)

Date: November 15, 2013	By:	/s/ Edward M. Pratt
Edward M. Pratt
President and Chief Executive Officer